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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K into the Company's previously filed Registration Statements on Form S-8, File No. 33-93206 and File No. 333-03930


/S/ ARTHUR ANDERSEN LLP
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ARTHUR ANDERSEN LLP

Salt Lake City, Utah
April 22, 2002